SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 6, 2008

Axion International Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

665 Martinsville Road, Basking Ridge, NJ 07920 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 524-0888

Analytical Surveys, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective as of August 4, 2008, Analytical Surveys, Inc. (the “Company”) amended its Articles of Incorporation to change its name to Axion International Holdings, Inc. and effectuated a 1-for-4 reverse stock split of its outstanding Common Stock.  As a result of the name change and reverse stock split, beginning on August 4, 2008, the Company’s common stock began trading on the Over-the-Counter Bulletin Board under the new trading symbol “AXIH” (CUSIP no. 05462D 101).

For more information, please see the Company’s Articles of Amendment relating to the name change, reverse stock split and other matters attached hereto as Exhibit 3.1 and the August 4, 2008 press release attached hereto as exhibit 99.1.

Item 9.01.                                Financial Statements and Exhibits.

The following Exhibit is filed as part of this report:

Exhibit No.                                           Description

3.1	Articles of Amendment, filed July 21, 2008
99.1	Press Release dated August 4, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 6, 2008

ANALYTICAL SURVEYS, INC.

/s/ James Kerstein
Name:                      James Kerstein
Title:                      Chief Executive Officer